Exhibit 10.2
UNITED DEVELOPMENT FUNDING III, L.P.
1702 N. Collins Blvd., Suite 100
Richardson, Texas 75080
Effective Date: September 1, 2006
United Development Funding, L.P.
1812 Cindy Lane, Suite 200
Bedford, Texas 76021
     RE: Credit Enhancement Fee related to Guaranty of Note
Gentlemen:
     This letter agreement (this “Agreement”) sets forth our understanding with respect to the Limited Guaranty dated as of September 1, 2006 (as it may be amended, the “Guaranty”) that United Development Funding III, L.P., a Delaware limited partnership (“UDF III”) has agreed to enter into, execute and deliver to United Mortgage Trust, a real estate investment trust organized under the laws of the state of Maryland (“UMT”) for the benefit of United Development Funding, L.P., a Nevada limited partnership (“UDF”), in connection with the line of credit provided by UMT to UDF pursuant to that certain Second Amended and Restated Secured Line of Credit Promissory Note dated June 20, 2006 in the principal amount of U.S. $45,000,000 (as it may be amended, the “Note”). Capitalized terms not defined herein shall have the meanings given to such terms in the Guaranty.
     In consideration of UDF III’s agreement to enter into the Guaranty, UDF agrees to pay UDF III or its assigns a monthly credit enhancement fee for so long as the Guaranty is outstanding (the “Credit Enhancement Fee”), due in arrears on the fifteenth day of the following month, commencing on October 15, 2006, in an amount equal to the result of following calculation, calculated as of the last day of the month for which such Credit Enhancement Fee is due:
[Maximum Exposure of UDF III under the Guaranty] x [Enhancement Percentage]
where (a) the “Maximum Exposure of UDF III” is equal to the maximum amount of UDF III’s exposure under the Guaranty taking into consideration the Maximum Liability Amount of UDF III pursuant to Section 3 of the Guaranty; provided, that (i) on or before December 31, 2006, in no event shall the Maximum Exposure of UDF III be less than $5,000,000, and (ii) if the amount of Net Proceeds raised by UDF III exceeds $5,000,000 on the date of calculation, then the Maximum Exposure of UDF III shall not exceed the amount of Net Proceeds so raised by UDF III through such date; and (b) the “Enhancement Percentage” is equal to one-quarter of one percent (0.0025%). “Net Proceeds” shall mean the amount equal to gross offering proceeds of UDF III minus selling commissions, minus wholesaling fees, minus marketing support fees, minus due diligence fees, minus organization and offering expenses, minus acquisition and origination expenses and fees, as determined by UDF III in accordance with the terms set forth in the United Development Funding Prospectus dated May 15, 2006.
     Example 1. If on August 31, 2006, UDF III has raised $1,500,000 in Net Proceeds, and the Maximum Liability Amount under the Guaranty is $30,000,000, then the Maximum Exposure of UDF III is equal to $5,000,000 (pursuant to clause (a)(i) of the calculation), and the Credit Enhancement Fee due to UDF III on September 15, 2006 is equal to $12,500 ($5,000,000 x 0.0025%).
     Example 2. If on September 30, 2006, UDF III has raised $6,500,000 in Net Proceeds, and the Maximum Liability Amount under the Guaranty is $30,000,000, then the Maximum Exposure of UDF III is equal to $6,500,000 (pursuant to clause (a)(ii) of the calculation), and the Credit Enhancement Fee due to UDF III on October 15, 2006 is equal to $16,250 ($6,500,000 x 0.0025%).
     Example 3. If on January 31, 2007, UDF III has raised $40,000,000 in Net Proceeds, and the Maximum Liability Amount under the Guaranty is $20,000,000 (having been reduced from the original

September 1, 2006

Maximum Liability Amount of $30,000,000 pursuant to Section 3 of the Guaranty), then the Maximum Exposure of UDF III is equal to $20,000,000, and the Credit Enhancement Fee due to UDF III on February 15, 2007 is equal to $50,000 ($20,000,000 x 0.0025%).
     The Credit Enhancement Fee shall be payable to UDF III or its assigns pursuant to the payment instructions given to UDF by UDF III.
     UDF and UDF III agree that UDF III shall provide separate and distinct consideration for the Credit Enhancement Fee and that the Credit Enhancement Fee is not, is not intended to be, and shall not be characterized as interest or as compensation for the use, forbearance or detention of money.
     To confirm your agreement with the foregoing provisions of this letter, please execute this letter in the space provided for your signature below, whereupon this Agreement shall automatically become binding upon the parties hereto. Please return your original signature page to us for our records.

Sincerely, UNITED DEVELOPMENT FUNDING III, L.P. a Delaware limited partnership
By:	UMTH Land Development, L.P.
Its:	General Partner

By:	UMT Services Inc.
Its:	General Partner

By:	/s/ Hollis M. Greenlaw
	Name:	Hollis M. Greenlaw
Its: President

AGREED AND ACCEPTED: UNITED DEVELOPMENT FUNDING, L.P. a Nevada limited partnership
By:	United Development Funding, Inc.
Its:	General Partner

By:	/s/ Jeff W. Shirley
	Name:	Jeff W. Shirley
Its: President